SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

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Summit Bancshares, Inc. _______________________________________________
(Name of Registrant as Specified In Its Charter)

________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUMMIT BANCSHARES, INC.
2969 Broadway Oakland, California 94611

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held Thursday, April 4, 2002

TO THE SHAREHOLDERS OF SUMMIT BANCSHARES, INC.:

NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, an Annual Meeting of Shareholders (the “Annual Meeting”) of Summit Bancshares, Inc. (the “Company”) will be held at the principal offices of the Company located at 2969 Broadway, Oakland, California, on Thursday, April 4, 2002, at 3:00 p.m., for the purpose of considering and voting upon the following matters:

1.    The election of six (6) persons to the Board of Directors to serve until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualified.

2.    The ratification of the selection of Vavrinek, Trine, Day & Co., LLP to audit the financial statements of the Company for fiscal year 2002.

3.    The transaction of such other business as may properly come before the Annual Meeting.

Section 2.3 of the Bylaws of the Company provides for the nomination of Directors in the following manner:

“Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of voting stock of the Corporation entitled to vote for the election of Directors. Notice of intention to make any nominations, other than by the Board of Directors, shall be made in writing and shall be received by the President of the Corporation not more than sixty (60) days prior to any meeting of shareholders called for the election of Directors, no more than ten (10) days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2 of these Bylaws, provided, however, that if ten (10) days notice of the meeting is given to shareholders, such notice of intention to nominate shall be received by the President of the Corporation not later than the time fixed in the notice of the meeting for the opening of the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of voting stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall be disregarded by the then chairman of the meeting, and the inspectors of election shall then disregard all votes cast for such nominee.”

Only those Shareholders of record at the close of business on February 26, 2002 will be entitled to notice of and to vote at the Annual Meeting.

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING AND ELECT TO VOTE IN PERSON, YOU MAY DO SO. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

Dated:  March 8, 2002 at Oakland, California.

By Order of the Board of Directors of Summit Bancshares, Inc.

SHIRLEY W. NELSON
Chairman and Chief Executive Officer

SUMMIT BANCSHARES, INC.
2969 Broadway Oakland, California 94611

PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, April 4, 2002

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) of Summit Bancshares, Inc., (the “Company”) to be held at 2969 Broadway, Oakland, California, on Thursday, April 4, 2002, at 3:00 p.m. and at any adjournment or adjournments thereof. THE SOLICITATION OF THE PROXY ACCOMPANYING THIS PROXY STATEMENT IS MADE BY MANAGEMENT OF THE COMPANY AND THE COSTS OF SUCH SOLICITATION, INCLUDING THE EXPENSE OF PREPARING, ASSEMBLING, PRINTING AND MAILING THIS PROXY STATEMENT AND THE MATERIAL USED IN THIS SOLICITATION OF PROXIES, WILL BE BORNE BY THE COMPANY. It is contemplated that Proxies will be solicited through the mail, but officers and regular employees of the Company may solicit Proxies personally. The Company will also request bank’s brokers and others who hold shares of the Company in nominee names to distribute annual reports and proxy soliciting materials to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

It is expected that this Proxy Statement, the form of Proxy and accompanying Notice will be mailed to Shareholders on or about March 14, 2002.

The matters to be considered and voted upon at the Annual Meeting will be:

1.    The election of six (6) persons to the Board of Directors to serve until the 2003 Annual Meeting of Shareholders and until their successors are elected and qualified.

2.    The ratification of the selection of Vavrinek, Trine, Day & Co., LLP to audit the financial statements of the Company for fiscal year 2002.

3.    The transaction of such other business as may properly come before the Annual Meeting.

A Proxy for use at the Annual Meeting is enclosed. Any Shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company an instrument revoking it or a duly executed Proxy bearing a later date or (ii) appearing and voting in person at the Annual Meeting. Subject to such revocation, all shares represented by a properly executed Proxy received in time for the Annual Meeting will be voted by the Proxy Holders in accordance with the instructions on the Proxy.

IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON AT THE ANNUAL MEETING, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF (i) THE ELECTION AS DIRECTORS OF THE NOMINEES SET FORTH HEREIN, (ii) THE RATIFICATION FOR FISCAL YEAR 2002 OF THE SELECTION OF VAVRINEK, TRINE, DAY & C0., LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS, AND (iii) IN THE EVENT OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

VOTING SECURITIES

On January 16, 2002, the Board of Directors established February 26, 2002, as the record date for the purpose of determining the Shareholders entitled to notice of and to vote at the Annual Meeting. As of February 26, 2002, there were 1,850,492 shares of the Company’s no par value Common Stock issued and outstanding (“Common Stock”).

Each holder of Common Stock entitled to notice of and to vote at the Annual Meeting will be entitled to one vote, in person or by Proxy, for each share of Common Stock held of record on the books of the Company as of the record date for the Annual Meeting on any matter submitted to the vote of Shareholders, except that in connection with the election of Directors, the shares are entitled to be voted cumulatively if a candidate’s or candidates’ name(s) have been properly placed in nomination prior to the voting and a Shareholder present at the Annual Meeting has given notice of his or her intention to vote his or her shares cumulatively. If a Shareholder has given such notice, all Shareholders may cumulate their votes for candidates in nomination. Cumulative voting entitles a Shareholder to give one nominee as many votes as is equal to the number of Directors to be elected multiplied by the number of shares owned by him or her, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit. The six (6) nominees for Director receiving the highest number of votes shall be elected as described more fully herein.

The ratification of the appointment of Vavrinek, Trine, Day & Co., LLP as the Company’s independent public accountants requires the affirmative vote of at least a majority of the outstanding shares of the Company’s Common Stock represented in person or by proxy at the Annual Meeting of Shareholders.

PRINCIPAL SECURITY HOLDERS

Other than Shirley W. Nelson, and Thomas F. Louderback, Jr., the Company knows of no person who owns of record or beneficially, either individually or together with his or her associates, more than five per cent (5%) of the outstanding Common Stock of the Company. The holdings of Shirley W. Nelson, and Thomas F. Louderback, Jr. as of February 26, 2002 are as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Thomas F. Louderback, Jr. 1233 21st Street Oakland, CA 94607	95,188	5.14%

Common Stock	Shirley W. Nelson 2969 Broadway Oakland, CA 94611	332,820	18.00%

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of February 26, 2002, the number of shares of the Company’s Common Stock which may be deemed to be beneficially owned by each Director and Nominee, the Chief Executive Officer and two other Executive Officers of the Bank, and all Officers and Directors as a group and the percentage of the outstanding Common Stock as owned:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Common Stock	George H. Hollidge	57,728	(2)	3.12%

Common Stock	Stuart J. Kahn	1,430.07%

Common Stock	Kikuo Nakahara	69,172	(3)	3.74%

Common Stock	Shirley W. Nelson	332,820	(4)	18.00%

Common Stock	John Protopappas	1,430.07%

Common Stock	Mary C. Warren	1,430.07%

Common Stock	Denise A. Dodini	12,500	(5)	68%

Common Stock	C. Michael Ziemann	29,696	(6)	1.60%

Common Stock	All Officers, Directors and Nominees (9 persons)	506,206		27.36%

1.    Unless otherwise indicated, the named individual exercises sole voting and investment powers over the shares listed.
2.    Includes 56,320 shares, which are held in The Marie J. McKechnie Trust, a revocable trust, the beneficiary of which is the wife of Mr. Hollidge.
3.    Includes 880 shares held by Mr. Nakahara as custodian for his children.
4.    The number of shares does not include all of the 6,400 shares subject to the 1992 Employee and Consultant Stock Option Plan, exercisable in 10 equal yearly installments beginning July 1, 1994, of which 2,133 shares are currently exercisable or may become exercisable in the next 60 days. The 2,133 shares exercisable are included in the number of shares beneficially owned.
5.    The number of shares does not include all of the 7000 shares subject to options granted to Ms. Dodini under the Company’s 1982 Incentive Stock Option Plan (the “ISO Plan”) and the 1992 Employee and Consultant Stock Option Plan, exercisable in 10 equal yearly installments beginning July 1, 1983, of which 5500 shares are currently exercisable or may become exercisable in the next 60 days. The 5500 shares exercisable are included in the number of shares beneficially owned.
6.    The number of shares does not include all of the 8,836 shares subject to options granted to Mr. Ziemann under the Company’s 1982 Incentive Stock Option Plan (the “ISO Plan”) and the 1992 Employee and Consultant Stock Option Plan, exercisable in 10 equal yearly installments beginning July 1, 1983, of which 6,352 shares are currently exercisable or may become exercisable in the next 60 days. The 6,352 shares exercisable are included in the number of shares beneficially owned.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Directors have fixed the exact number of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified at six (6). Votes will be cast pursuant to the enclosed Proxy in such a way as to effect the election of those six (6) nominees, or as many thereof as possible under applicable voting rules. All nominees have been Directors of the Company since the last annual shareholders meeting. In the event that any of the nominees should be unable to serve as Director, the Proxies solicited hereby will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will become unavailable to serve.

The following table sets forth the names of, and certain information with respect to, the persons nominated by the Board of Directors for election as Directors:

Name	Age	Position With Company	Position With Bank	Director Since		Term Expires
George H. Hollidge (2,3,4,5)	58	Director	Director	1981	(1)	2002

Stuart J. Kahn (2,3,4,5)	52	Director	Director	1999		2002

Kikuo Nakahara (2,3,4,5)	69	Director and Chief Financial Officer	Director	1981	(1)	2002

Shirley W. Nelson (3,5,6)	57	Director, Chairman And Chief Executive Officer	Director, Chairman, Chief Executive Officer and President	1982		2002

John Protopappas (3,5)	43	Director	Director	2000		2002

Mary C. Warren (2)	80	Director	Director	1996		2002

(1)	Includes service as Director for the period during which the Company was in organization.
(2)	Audit and Compliance Committee member
(3)	Loan Committee member
(4)	Personnel Committee member
(5)	Executive Committee member
(6)	Ms. Nelson is an Ex Officio member of the Audit Committee. In addition, she is Chairman of the Loan Committee.

BUSINESS EXPERIENCE

The following is a brief account of the business experience of the nominees to the Board of Directors.

George H. Hollidge was President of Hollidge Transmission, Inc., Oakland, transmission specialists, prior to its sale in 1998. Prior to 1980, Mr. Hollidge was a partner in Hollidge Hydramatic, transmission specialists.

Stuart J. Kahn has been associated with Summit Bank for 17 years. He is President of Rostex, Inc., parent company of HQ Business Centers, headquartered in Oakland, California. HQ operates seven (7) Executive Office centers throughout the Bay Area. Each center provides small, fully serviced executive office accommodations in desirable locations.

Kikuo Nakahara is Managing Director of American Express Tax & Business Services, Inc. in Walnut Creek. Prior to this position he was a partner of Greene & Nakahara, an accounting firm in Walnut Creek which merged with IDS Financial Services Inc. in 1994. From 1978 to 1993 he was managing Director of Greene, Nakahara and Lew Accountancy Corporation in Oakland, California.

Shirley Nelson has been the Chief Executive Officer and President of the Company since May 1983 as well as its Chairman since 1989. She has also been the Chairman and Chief Executive Officer of the Bank since May 1983. In addition, she was the President of the Bank from May 1983 until January 1, 1996 and reassumed that position in June 2001.

John Protopappas is the President and Chief Executive Officer at Madison Park Real Estate Investment Trust in Oakland, California. He is also Founder, President, and Registered Principal at JNR Securities, Inc., and Founder and President at Madison Park Financial Corporation. Mr. Protopappas’s company develops live/work projects in the Oakland area. In addition to his over sixteen years in business in Oakland, he has been active in local politics.

Mary C. Warren has worked as a government relation’s consultant since 1980 and is owner of Warren & Associates in Oakland. She held various management positions with the United States Post Office over a 30-year period and has worked on the staffs of several state and federal elected officials. She serves on the boards of the Oakland Metropolitan Chamber of Commerce and the One Hundred Club of Alameda County. For the past four years, she has been vice president of Labor and Business for Alameda, Contra Costa and Solano Counties. In addition, she is an Alameda County Honorary Deputy Sheriff.

The following is a brief account of the business experience of Executive Officers of the Bank.

C. Michael Ziemann was appointed President of the Company in June 2001. At that same time he reassumed his position as Chief Administrative Office and Chief Financial Officer of the Bank on June 1, 2001. Prior to that he was President and Chief Operating Officer of the Bank since January 1, 1996. Prior to that position he was Chief Administrative Officer of the Bank subsequent to his position as CFO and Cashier to which he was appointed in April 1987. Prior to that he was active in the administration of the Bank and was the manager of the Bank’s Walnut Creek Office since April 1985. Prior to joining the Bank, he held various positions during his 16 years with Bank of America in operations, branch management, and regional administration where he was a district administrator.

Denise A. Dodini has been the Bank’s Senior Lending Officer since 1995. Prior to this position she was a Vice President and commercial loan officer which was her original assignment upon her joining the Bank in 1989. Prior to joining the Bank she held various lending positions during her 15 years with Bank of America.

George Guarini has been the Bank’s Senior Vice President and head of its Real Estate Capital Markets Group since 2000. Prior to this position he was President of Commercial Capital Advisors, a nationwide mortgage banking company formed for the purpose of originating variable and fixed rate commercial real estate loans. Subsequent to that position, he was CEO of ITLA Funding Corporation a similar mortgage banking company as Commercial Capital Advisors. Previous to that position, he was Chief Lending Officer for Imperial Capital Bank.

COMMITTEES

The Personnel Committee was formed in 1983 and its members during 2001 were George Hollidge, Stuart J. Kahn and Kikuo Nakahara. The Personnel Committee is responsible for establishing the method and level of compensation of employees of the Bank. The Personnel Committee met 5 times in 2001.

The Company has a standing Audit and Compliance Committee and during 2001 its members were George H. Hollidge, Stuart J. Kahn, Kikuo Nakahara and Mary Warren. The Audit and Compliance Committee is charged with the responsibility to recommend the selection of an independent public accountant and to meet with the accountant to discuss the course and scope of the Company’s audit. In addition, it monitors the Bank’s performance in implementing procedures associated with various compliance regulations. It also reviews various audits related to day to day operating procedures within the Bank. The Audit and Compliance Committee met 7 times in 2001.

The Company neither has nor during 2001 had a standing compensation committee or any standing committee performing similar functions, other the Directors’ Personnel Committee discussed above.

The Company does not have a standing Nominating Committee. However, the Bylaws of the Company, as set forth in the Notice accompanying this Proxy Statement, provide a mechanism for Shareholder nomination of Directors.

The Company has a standing Loan Committee and during 2001 its members were Shirley W. Nelson, George Hollidge, Stuart J. Kahn, Kikuo Nakahara, John Protopappas and Denise Dodini. This committee has overall responsibility for credit administration. The committee met 26 times during 2001.

The Company has a standing Executive Committee and during 2001 its members were Shirley W. Nelson, George Hollidge, Stuart J. Kahn, Kikuo Nakahara and John Protopappas. The committee reviews and acts upon various matters to include the granting of stock options or makes recommendations to the Board for other corporate actions. The committee met 4 times during 2001.

There were 12 meetings of the Board of Directors of Summit Bancshares, Inc. from January 1, 2001, to December 31, 2001. Each Director attended at least 75% of the aggregate number of the Company’s Directors’ Meetings. The Bank also held 12 meetings of the Board of Directors and all of the Directors attended at least 75% of those meetings.

All of the Directors who serve on committees of the Board attended at least 75% of the aggregate number of such committee meetings.

PREVIOUS MEETINGS

Persons holding 66.05% of the outstanding shares participated in the May 23, 2001 Annual Meeting of the Shareholders in person or by proxy. The following items were approved at that meeting:

1.    Five (5) nominees for Directors were elected by a vote of 302,857, and one (1) nominee for Director was elected by a vote of 302,747 (99.8% of the shares participating in the 2001 meeting).

2.    The selection of Arthur Andersen LLP to audit the financial statements of the Company for the fiscal year 2001 was approved by a vote of 300,557 shares (99.1% of the shares participating in the 2001 meeting).

CERTAIN TRANSACTIONS

In 2001, Shirley Nelson exercised an aggregate of 9,600 options, in exchange for one promissory note in the principal amount of $42,600. This note is due in May of 2004 and bears an interest rate of 4.25%. The rate is authorized under the Internal Revenue Code. The note is secured by certain shares of common stock of the Company owned by Ms. Nelson. The aggregate amount due to the Company under this note at December 31, 2001 was $42,600.

In 2001, C. M. Ziemann exercised an aggregate of 3,344 options, in exchange for one promissory notes in the principal amount of $10,868. The note is due in May of 2004 and bears an interest rate of 4.25%. The rate is authorized under the Internal Revenue Code. The note is secured by certain shares of Common Stock of the

Company owned by Mr. Ziemann. The aggregate amount due to the Company under this note at December 31, 2001 was $10,868.

Other than the items described above, there have been no transactions since January 1, 2001, or presently proposed to which the Company or the Bank is a party in which any director, officer, nominee for director, 5% Shareholder, any relative or spouse of any such person or any relative of such spouse who has the same home as any such person, of the Company or the Bank, has or is to have a direct or indirect material interest. Excluded are any transactions where:

A.    The rate or charges involved in the transaction are determined by competitive bids, or the transaction involved the rendering of service as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

B.    The transaction involves services as a bank depository of funds, transfer agent, registrant, trustee under a trust indenture, or similar services;

C.    The amount involved in the transaction or series of similar transactions, including all periodic installments in case of any lease or other agreement providing for periodic payments or installments, does not exceed $60,000; or

D.    The interest of the specified person arises solely from ownership of securities of the Company and the specified person receives no extra or special benefit not shared on a prorated basis.

No director, officer, or nominee for director, or associate of such director, nominee or officer of the Company or the Bank was indebted to the Company or Bank during 2001 in an amount exceeding $60,000. Excluded are all amounts due to any such person for purchases which in the opinion of management are subject to usual trade terms, for ordinary travel and expense allowances and for other transactions in the ordinary course of business. Excluded loans include those made by the Bank to such persons pursuant to Federal Reserve Regulation T and which in the opinion of management are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with other persons and not involving more than a normal risk of collectibility or presenting other unfavorable features.

LEGAL PROCEEDINGS

From time to time the Company is a party to claims and legal proceedings arising in the ordinary course of business. Currently, the Company has no suits against it.

EXECUTIVE OFFICER COMPENSATION AND DIRECTOR COMPENSATION FOR THE COMPANY AND THE BANK

No cash compensation was paid to or accrued for any person for serving as an executive officer of the Company during 2001. Ms. Nelson, Mr. Ziemann, Ms. Dodini and Mr. Guarini are compensated by the Bank. Directors’ cash fees were paid during 2001 in the following manner: From January 1, 2001 to June 30, 2001 $850.00 for each monthly Summit Bank Board meeting attended by each of the six (6) Directors; $1,200 per month for all Loan Committee meetings held during the month; $600.00 for each Executive Committee attended; and $500.00 to the Chairman of the Audit and Personnel Committees for each meeting held: From July 1, 2001 through December 31, 2001:

Committed Meeting Attended	Compensation Per Meeting
Board Meeting	$600.00
Loan Committee	300.00
Executive Committee	300.00
Audit and Compliance	200.00
Investment and Funds Management	100.00
Personnel Committee	200.00
Technology and E-Banking	100.00
Strategic Planning	200.00

Committed Meeting Attended	Compensation Per Meeting
Physical Safety	100.00

Total compensation paid to all Directors, as a group for 2001 was $129,700.

SUMMARY COMPENSATION TABLE

The following table summarizes compensation earned in 2001, 2000 and 1999 by the Chief Executive Officer and three (3) Executive Officers of the Bank.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Stock Options Granted (#)	All Other Compensation ($) (2)
Shirley W. Nelson	2001	225,000	100,000	14,400	0	13,100
Chr. & CEO	2000	172,500	120,707	14,400	0	18,700
	1999	172,500	91,287	7,200	0	14,100
C. M. Ziemann	2001	105,000	10,000	4,800	0	5,750
CAO and CFO	2000	105,000	25,000	4,800	0	11,013
	1999	90,000	25,000	4,800	0	7,196
Denise Dodini	2001	93,500	10,000	4,800	0	8,126
Senior Lending Off.	2000	93,500	20,000	4,800	0	13,164
	1999	80,000	25,000	4,800	0	9,888
George Guarini	2001	87,500	239,031	7,200	0	0
Senior Vice Pres.	2000	33,333	34,145	3,000	0	0
RE Capital Markets Gp

(1)	Automobile allowance
(2)	Employer contribution to 401(k) Profit Sharing Plan

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation of the CEO and other Executive Officers is recommended by the Personnel Committee and approved by the Board. Shirley W. Nelson’s compensation is established in an employment agreement commencing January 1, 1990, pursuant to which she serves as the Chairman and Chief Executive Officer of the Bank. During the term of the agreement, Ms. Nelson will be paid an annual salary of $150,000, subject to increases at the discretion of the Board of Directors. The Board increased her annual salary to $172,500 effective January 1, 1994 and subsequently increased it to $225,000 effective January 1, 2001 based on an annual compensation survey performed on behalf of California Bankers Association by Deloitte & Touche LLP. This comparative study reviewed various levels of compensation for officers and employees by bank asset size throughout the State of California. In 2001, Ms. Nelson earned an additional incentive bonus of $100,000 which is included in the above cash compensation figure. Ms. Nelson also receives use of an automobile and a monthly auto allowance of $1,200. The deferred compensation amount identified in the above chart represents Ms. Nelson’s vested interest in the 2001 profit sharing contribution made by the Company. Ms. Nelson is a participant in the 1992 Employee and Consultant Stock Option Plan, pursuant to which Ms. Nelson has been granted options to purchase an aggregate of 6,400 shares of Common Stock of the Company at an average per share exercise price of $4.44 in 10 equal yearly installments commencing August 1994.

In 1994 the Board increased the annual salary of Mr. Ziemann to $73,500 with subsequent increases in the years 1995, 1996, and 2000 to its current level of $105,000 based on annual compensation surveys performed on behalf of California Bankers Association by Deloitte & Touche LLP. This comparative study reviewed various levels of compensation for officers and employees by bank asset size throughout the State of California. In 2001, Mr. Ziemann earned an additional incentive bonus of $10,000, which is included in the above cash compensation figure. Mr. Ziemann also receives a monthly auto allowance of $400.00. The deferred compensation amount identified in the above chart represents Mr. Ziemann’s vested interest in the 2001 profit sharing contribution made by the Company. Mr. Ziemann is a participant in both the ISO Plan and the 1992 Employee and Consultant Stock Option Plan, pursuant to which Mr. Ziemann has been granted options to purchase an aggregate of 8,836 shares of Common Stock of the Company at an average per share exercise price of $4.32 in 10 equal yearly installments commencing February 25, 1992.

In 1997 the Board increased the annual salary of Ms. Dodini to $80,000 and in the year 2000 increased her annual salary to $93,500. These increases were based on annual compensation surveys performed on behalf of California Bankers Association by Deloitte & Touche LLP.These comparative studies reviewed various levels of compensation for officers and employees by bank asset size throughout the State of California. In 2001, Ms. Dodini earned an additional incentive bonus of $10,000, which is included in the above cash compensation figure. Ms. Dodini also receives a monthly auto allowance of $400.00. The deferred compensation amount identified in the above chart represents Ms. Dodini’s vested interest in the 2001 profit sharing contribution made by the Company. Ms. Dodini is a participant in both the ISO Plan and the 1992 Employee and Consultant Stock Option Plan, pursuant to which Ms. Dodini has been granted options to purchase an aggregate of 7,000 shares of Common Stock of the Company at an average per share exercise price of $4.32 in 10 equal yearly installments commencing February 25, 1992.

In July 2000 George Guarini was hired by the Bank to manage it Real Estate Capital Markets Group. At that time Mr. Guarini’s annual salary was $80,000. His salary was subsequently increased to $125,000 in November, 2001 based on annual compensation surveys performed on behalf of California Bankers Association by Deloitte & Touche LLP and other market research performed for positions similar to Mr. Guarini’s. The bonus portion of Mr. Guarini’s compensation is determined by an incentive-based arrangement, which is dictated by loans generated.

In 1998 the Board of Directors of Summit Bank adopted an Executive Retirement Plan (“Plan”) effective September 15, 1998. The primary purpose of the Plan is to provide deferred compensation and supplemental retirement benefits to a select group of management and highly compensated employees through an unfunded “top hat” arrangement exempt from the fiduciary, funding, vesting, and plan termination insurance provisions of Title I and Title IV of the Employee Retirement Income Security Act (“ERISA”). The corporation will make contributions to the Plan which will be declared annually and vary from one year to the next. The participants also have the option to make variable annual, pre-tax contributions to the Plan. The annual retirement benefits are paid for 15 years and are based upon company contributions and participant’s deferrals plus interest, which are tied to Summit Bank’s prime interest rate. All participant deferrals and interest thereon would be vested at 100%. Company contributions and interest thereon are subject to a 10 year graded vesting schedule (10% per year). In 2001 $151,944 was contributed to the Plan by the Company and one participant deferred income. In 2001, the plan earned interest paid by the company of $2,265.All Company and participant contributions remain as assets of the Company and are therefore subject to Company creditors. The plan utilizes a bank owned life insurance (“BOLI”) to fund the long term retirement and survivor benefits obligations.

Submitted by the Personnel Committee:

Kikuo Nakahara	Stuart Kahn	George H. Hollidge

REPORT OF AUDIT AND COMPLIANCE COMMITTEE

The Audit and Compliance Committee is composed of four Directors and acts under a written charter attached as Appendix A. Each of the members of the Audit and Compliance Committee is independent as defined in the listing standards of the NASD. In connection with the audit of the Company’s 2001 audited financial statements, the Audit and Compliance Committee: 1) reviewed and discussed the Company’s 2001 audited financial statement with management, 2) discussed with the independent certified public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, 3) Communication with Audit Committee, as the independent certified public accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and 4) discussed with the independent certified public accountants their independence from the Company and its management. Based on the foregoing reviews and discussions, the Audit and Compliance Committee recommended to the Board of Directors that the financial statements referred to above are included in the Company’s Annual Report to Shareholders for filing with the Securities and Exchange Commission.

Submitted by the Audit and Compliance Committee

Kikuo Nakahara, George Hollidge, Stuart Kahn, Mary Warren

STOCK OPTIONS

In 2001, 13,580 stock options were issued to 13 individuals under the 1992 Employee and Consultant Stock Option Plan at an average price of $12.00.

2001 AGGREGATE OPTION EXERCISES AND DECEMBER 31, 2001 OPTION VALUES

Name	Number of Shares Acquired on Exercise	Value Realized ($) (1)	Number of Shares Covered by Unexercised Options at Dec. 31, 2001 Exercisable/ Unexercisable (#)	Value of Unexercised In-the-Money Options at Dec. 31, 2001 Exercisable/ Unexercisable ($) (2)
Shirley W. Nelson	9,600	79,776	2,133/4,267	26,790/53,593
C. M. Ziemann	3,344	31,768	6,352/2,484	80,479/31,472
Denise A. Dodini	0	0	5,500/1,500	71,885/19,605

(1)    Calculated as the market value of the Common Stock on the date of exercise less the applicable exercise price.
(2)    Calculated as the difference between the market value of the Common Stock on December 31, 2001 and the exercise price of the options.

Other than life and disability insurance policies purchased for all salaried employees of the Bank, including the executive officers, the premiums of which are paid by the Bank, there are no other long term incentive plans, pension, or other employee benefit plans in existence or anticipated except the 1992 Plan, including profit sharing and group health and hospitalization plans which discriminate in scope, terms or operation in favor of officers or directors of the Company or the Bank.

STOCK PERFORMANCE CHART

The graph below compares the cumulative total shareholders’ return on the Company’s Common Stock with the cumulative total return on the Standard & Poor’s 500 Index, SNL Securities less than $250M Bank Asset-Size Index and the SNL California Banks Index, for the five fiscal years commencing December 31, 1997 and ending December 31, 2001, assuming an investment of $100 and the reinvestment of any dividends.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s Common Stock

	Period Ending
Index	12/31/96	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01
Summit Bancshares, Inc.	100.00	177.85	150.38	135.88	172.16	227.26
S&P 500	100.00	133.37	171.44	207.52	188.62	166.22
SNL <$250M Bank Index	100.00	163.18	155.12	136.21	134.86	168.15
SNL California Banks Index	100.00	146.29	149.27	157.84	210.64	178.17

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Officers, directors and shareholders owning greater than 10% of the Common Stock of the Company are required by SEC regulation to furnish the Company with copies of all reports filed pursuant to Section 16(a).

Based solely on a review of copies of such reports required by Section 16(a) all persons required to file such reports did so on a timely basis.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC
ACCOUNTANTS

The firm of Vavrinek, Trine, Day & Co., LLP is being recommended as the Company’s independent public accountant. Vavrinek, Trine, Day & Co., LLP acted as the Company’s independent accountants in 2001. In mid 2001, Arthur Andersen LLP and the Company could not agree on a contract price for services to be rendered. On June 29, 2001, as recommended by the audit committee and approved by the Board of Directors, the Company engaged the accounting firm of Vavrinek, Tine, Day & Co., LLP as independent accountants for the Company for the second and third quarters of 2001 and for the year 2001. For this reason, the Company dismissed Arthur Andersen LLP as its auditors as of June 29, 2001. There were no disagreements with Arthur Andersen LLP in any of their audits. Audit services performed by Vavrinek, Trine, Day & Co., LLP will consist of examining financial statements, preparing management letters, meetings with the Audit Committee of the Board of Directors and consulting with the Bank on accounting matters. Also, for the year ending December 31, 2002, Vavrinek, Tine, Day & Co., LLP will perform other non-audit services for the Bank. Such non-audit services consist of tax service, which includes assistance in preparing and filing federal and state income tax returns, consultation on tax planning matters and other miscellaneous tax services.

During fiscal year 2001, the Company retained its principal auditor, Vavrinek, Trine, Day & Co., LLP to provide services in the following categories and amounts:

Audit, Quarterly 10 Q Reviews, Quarterly Tax Estimates and Year End Tax Services;	$45,000
Financial Information Systems Design and Implementation;	$0
All Other Fees;	$0

The Audit and Compliance Committee has considered whether the provision of non-audit services by the Company’s principal auditor is compatible with maintaining auditor independence.

Vavrinek, Trine, Day & Co., LLP is not intending to have a representative present at the Annual Meeting.

The selection of an independent accounting firm to provide services for the Bank is approved annually by the Bank’s Board of Directors. The Board of Directors desires to hire Vavrinek, Trine, Day & Co., LLP as the independent accounting firm for the Bank and for the Company during the current fiscal year.

Accordingly, Shareholders are being asked to act upon a proposal to ratify the Board of Director’s selection of Vavrinek, Trine, Day & Co., LLP as the principal independent accounting firm to audit the books and records of the Bank and the Company and to perform other appropriate services during the current fiscal year. If the Shareholders do not approve such proposal, the Board of Directors will reconsider its action with respect to the selection of an independent accounting firm.

ANNUAL REPORT TO SHAREHOLDERS

The Annual Report to Shareholders, including financial statements for the year ended December 31, 2001, is provided to you herewith. If any Shareholder should wish an additional copy of the Annual Report or a copy of the Company’s Report on Form 10-K filed with the Securities and Exchange Commission he or she should contact Ms. Shirley W. Nelson at Summit Bancshares, Inc., 2969 Broadway, Oakland, California, 94611 (Telephone: 510 839-8800). Copies will be provided free of charge.

PROPOSALS BY SHAREHOLDERS

In accordance with the rules of the Securities and Exchange Commission, Shareholders of the Company may present proposals to the Company, subject to the certain limitations, for inclusions in the Company’s Proxy Statement to be prepared in connection with its next regular Annual Meeting of Shareholders in May 2003. Proposals must be received by January 1, 2003, to be considered for inclusion in the Proxy Statement.

OTHER BUSINESS

If any other matters come before this meeting, not referred to in the enclosed proxy, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment. Management is not aware of any other business to come before their meeting, and as of the date of the preparation of this Proxy Statement, no Shareholder has submitted to management any proposals to be acted upon at the meeting.

Dated:  March 8, 2002

By Order of the Board of Directors

Anthony A. Knapp Thompson
Corporate Secretary

Appendix 1

Audit and Compliance Committee Charter

The Audit and Compliance Committee shall consist of a minimum of three members appointed by the Board of directors. The duties of the committee shall include the following at a minimum:

1.
The Audit and Compliance Committee shall select the Certified Public Accountants that will be engaged in the annual audit of the Bank. The Committee will also review the annual audit conducted by the external auditors.

2.	The Committee shall have access to the Certified Public Accountants and Bank Counsel, as they deem necessary

3.	They shall make all personnel decisions with respect to the internal audit staff; this includes the development of the job description of the auditor and any staff members.

4.	The Committee shall approve the Internal Audit Policy, which shall include:

a.	The areas of required audit coverage
b.	The timeframe for the coverage of these areas
c.	General guidelines as to the scope of the audit

5.	The Committee shall establish reporting requirements, which shall include:

a.	The assignment of a rating to each area audited
b.	Changes in audit frequency due to any perceived need
c.	A listing of audit areas pending resolution

Please mark your votes as indicated in this example.	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, AND 3.

ITEM 1    ELECTION OF DIRECTORS

FOR all nominees listed to the right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominee(s) listed to the right	Nominees 01 George H. Hollidge, 02 Stuart J. Kilm, 03 Kikuo Nakahana, 04 Shirley W. Nelson, 05 John Protopappas, 06 Mary C. Warren WITHHELD FOR (Write that nominee’s name in the space provided below).
☐	☐

ITEM 2    APPOINTMENT OF VAVRINEK, TRINE, DAY & CO.,
LLP as public auditors for the calendar year 2002.

FOR	AGAINST	ABSTAIN	ITEM 3 In their discretion, on such other matters as may properly come before the meeting.
☐	☐	☐

Date:_____________________________________________ , 2002

Signature(s)_____________________________________________

Print Name(s)____________________________________________

Please sign exactly as name appears. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.
Continued on the reverse side

Ù  FOLD AND DETACH HERE  Ù

PROXY

SUMMIT BANCSHARES, INC.

Only Shareholders of record as of the close of business on February 26, 2002 are entitled to notice of and to vote at the Annual Shareholders Meeting. The undersigned hereby appoints Shirley W. Nelson and George H. Hollidge and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Summit Bancshares, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on April 4, 2002 and at any and all adjournments thereof.

THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The members of which have an interest in certain of the mattes to be voted on at the meeting. This proxy will be voted as directed here; HOWEVER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

Where stock is registered jointly in the name of two or more persons, ALL should sign. Please sign, date and return promptly in the enclosed envelope. No postage need to be affixed if mailed in the United States.

(Continued, and to be marked, dated and signed, on the other side)

é  FOLD AND DETACH HERE  é